Exhibit 99.1

1250 Lakeside | *Sunnyvale, CA*

1250
LAKESIDE

ESSEX

PROPERTY TRUST, INC.

Fourth Quarter 2025 Earnings Release & Supplemental Data

 Fourth Quarter 2025  Earnings Release & Supplemental Data  1250 Lakeside | Sunnyvale, CA

Fourth Quarter 2025
Earnings Release and Supplemental Data

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

Essex Announces Fourth Quarter and Full-Year 2025
Results and Provides 2026 Guidance

San Mateo, California—February 4, 2026—Essex Property Trust, Inc. (NYSE:ESS) (the “Company”) announced today its fourth quarter and full-year 2025 earnings results and related business activities.

Net Income, Funds from Operations (“FFO”), and Core FFO per diluted share for the three and twelve months ended December 31, 2025 are detailed below.

	Three Months Ended December 31,		%	Twelve Months Ended December 31,		%
	2025	2024	Change	2025	2024	Change
Per Diluted Share
Net Income	$1.25	$4.00	-68.8%	$10.40	$11.54	-9.9%
Total FFO	$3.94	$3.69	6.8%	$15.98	$15.99	-0.1%
Core FFO	$3.98	$3.92	1.5%	$15.94	$15.60	2.2%

Fourth Quarter and Full-Year 2025 Highlights:

●
Reported Net Income per diluted share for the fourth quarter of 2025 of $1.25, compared to $4.00 in the fourth quarter of 2024. For the full-year 2025, the Company reported Net Income per diluted share of $10.40 compared to $11.54 in 2024. The year-over-year decline in fourth quarter and full-year 2025 Net Income per diluted share is largely attributable to gains on sale of real estate and land and gains on remeasurement of co-investments in the prior year period.

●
Grew Core FFO per diluted share by 1.5% compared to the fourth quarter of 2024 and 2.2% compared to the full-year 2024, exceeding the midpoint of the Company’s original full year guidance range. The outperformance was primarily driven by favorable same-property revenue growth.

●
Achieved both same-property revenue and net operating income (“NOI”) growth of 3.8% compared to the fourth quarter of 2024. For the full-year 2025, same-property revenue and NOI grew 3.3% and 3.2%, respectively, both exceeding the midpoint of the Company’s original guidance range.

●
For the full-year 2025, the Company acquired seven apartment communities for a total contract price of $829.4 million and disposed of five apartment communities for a total pro rata contract price of $563.8 million.

●
For the full-year 2025, the Company received cash proceeds of $189.8 million from nine structured finance redemptions yielding a weighted average return rate of 9.8% and committed $21.3 million at pro rata share in an investment yielding a 13.5% return rate.

●	Issued $350.0 million of 10-year senior unsecured notes in the fourth quarter bearing an interest rate of 4.875% per annum and a yield to maturity of 4.988%.

●	As of December 31, 2025, the Company’s immediately available liquidity was over $1.7 billion.

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

Same-Property Operations

Same-property operating results exclude any properties that are not comparable for the periods presented. The table below illustrates the percentage change in same-property revenue on a year-over-year basis for the three and twelve-month periods ended December 31, 2025 and on a sequential basis for the three months ended December 31, 2025, by submarket for the Company:

	Revenue Change
	Q4 2025 vs. Q4 2024	YTD 2025 vs. YTD 2024	Q4 2025 vs. Q3 2025	% of Total Q4 2025 Revenue
Southern California
Los Angeles County	4.5%	3.4%	1.2%	18.7%
Orange County	4.3%	3.6%	1.1%	9.2%
San Diego County	2.1%	2.4%	0.8%	9.3%
Ventura County	3.5%	3.8%	0.7%	4.3%
Total Southern California	3.8%	3.3%	1.1%	41.5%
Northern California
Santa Clara County	5.2%	3.8%	0.8%	20.3%
Alameda County	3.0%	2.7%	1.1%	7.0%
San Mateo County	6.2%	5.0%	0.3%	4.7%
Contra Costa County	2.0%	2.0%	0.3%	5.4%
San Francisco	2.0%	5.0%	-1.2%	3.0%
Total Northern California	4.2%	3.6%	0.6%	40.4%
Seattle Metro	3.1%	2.8%	-0.8%	18.1%
Same-Property Portfolio	3.8%	3.3%	0.5%	100.0%

The table below illustrates the components that drove the change in same-property revenue on a year-over-year basis for the three and twelve-month periods ended December 31, 2025 and on a sequential basis for the three months ended December 31, 2025.

Same-Property Revenue Components	Q4 2025 vs. Q4 2024	YTD 2025 vs. YTD 2024	Q4 2025 vs. Q3 2025
Scheduled Rents	2.2%	2.3%	0.1%
Reported Delinquency (1)	0.7%	0.5%	0.0%
Cash Concessions	0.0%	0.0%	-0.2%
Vacancy	0.3%	0.0%	0.2%
Other Income	0.6%	0.5%	0.4%
2025 Same-Property Revenue Growth	3.8%	3.3%	0.5%

(1)
The fourth quarter 2025 year-over-year increase to revenue related to delinquency is largely attributable to the Company recording a non-cash charge in the fourth quarter of 2024 and fully eliminating its remaining $2.7 million residential accounts receivable balance.

	Year-Over-Year Change			Year-Over-Year Change
	Q4 2025 compared to Q4 2024			YTD 2025 compared to YTD 2024
	Revenue	Operating Expenses	NOI	Revenue	Operating Expenses	NOI
Southern California	3.8%	5.9%	2.9%	3.3%	5.4%	2.4%
Northern California	4.2%	1.9%	5.3%	3.6%	3.0%	3.8%
Seattle Metro	3.1%	3.8%	2.7%	2.8%	0.5%	3.7%
Same-Property Portfolio	3.8%	3.8%	3.8%	3.3%	3.5%	3.2%

	Sequential Change
	Q4 2025 compared to Q3 2025
	Revenue	Operating Expenses	NOI
Southern California	1.1%	-2.0%	2.4%
Northern California	0.6%	-3.9%	2.6%
Seattle Metro	-0.8%	-0.5%	-0.9%
Same-Property Portfolio	0.5%	-2.5%	1.9%

	Financial Occupancies
	Quarter Ended
	12/31/2025	9/30/2025	12/31/2024
Southern California	96.3%	95.8%	95.6%
Northern California	96.4%	96.3%	96.2%
Seattle Metro	96.1%	96.2%	96.2%
Same-Property Portfolio	96.3%	96.1%	95.9%

Investment Activity

Acquisitions

In November, the Company acquired 1250 Lakeside, a 250-unit apartment community built in 2021 and located in Sunnyvale, CA for a contract price of $143.5 million.

Other Investments

In the fourth quarter, the Company received cash proceeds of $91.1 million from full redemptions of three structured finance investments yielding a 9.6% weighted average rate of return. For the full-year, the Company received cash proceeds of $189.8 million from nine structured finance redemptions yielding a 9.8% weighted average rate of return.

In the fourth quarter, the Company repaid an $88.2 million senior mortgage associated with a preferred equity investment in an apartment community consisting of 376 units and approximately 9,000 sq. ft. of commercial space. The community was built in 2021 and is located in Los Angeles, CA. Concurrent with the repayment, the Company assumed full managerial control and consolidated the community on its financial statements based on a valuation of $167.7 million.

Balance sheet and Liquidity

Balance Sheet

In October, the Company executed an amendment of its existing $300.0 million unsecured term loan to extend the maturity date from October 2027 to January 2031, inclusive of extension options exercisable at the Company’s option. The interest rate was reduced by 0.10% to SOFR plus 0.85% and is swapped to an all-in fixed rate of 4.07% through October 2026.

In December, the Company issued $350.0 million of 10-year senior unsecured notes due in February 2036 bearing an interest rate of 4.875% per annum and a yield to maturity of 4.988%. The proceeds are intended to repay a portion of the Company’s $450.0 million senior notes due April 2026.

Common Stock and Liquidity

In the fourth quarter, the Company did not issue any shares of common stock through its equity distribution program, exercise any of its previously disclosed forward sale agreements, or repurchase any shares through its stock repurchase plan.

As of December 31, 2025, the Company had over $1.7 billion in liquidity via undrawn capacity on its unsecured credit facilities, cash and cash equivalents, and marketable securities.

2026 Full-Year Guidance and Key Assumptions

Per Diluted Share	Range	Midpoint
Net Income	$5.55 - $6.05	$5.80
Total FFO	$15.54 - $16.04	$15.79
Core FFO	$15.69 - $16.19	$15.94
Q1 2026 Core FFO	$3.89 - $4.01	$3.95

Estimated Same-Property Portfolio Growth Based on 52,209 Apartment Homes	Range	Midpoint Cash-Basis (1)
Revenue	1.70% to 3.10%	2.40%
Operating Expenses	2.50% to 3.50%	3.00%
Net Operating Income	0.80% to 3.40%	2.10%

(1)	The midpoint of the Company’s same-property revenue and NOI on a GAAP basis are 2.50% and 2.20%, respectively.

Key 2026 Assumptions

•	Investment activities will be influenced by market conditions and cost of capital, consistent with the Company’s historical practice of creating NAV and FFO per share.

•	Guidance assumes $175 million in structured finance maturities.

•	The Company expects development funding of approximately $80 million and does not currently plan to start any new developments.

•	Revenue generating capital expenditures are expected to be approximately $100 million at the Company’s pro rata share.

2026 Core FFO Per Diluted Share Guidance Midpoint versus Full-Year 2025

The table below provides a summary of changes between the Company’s 2025 Core FFO per diluted share and its 2026 Core FFO per diluted share guidance midpoint.

2026 Core FFO Per Diluted Share Guidance Midpoint versus 2025	Midpoint
2025 Core FFO Per Diluted Share	$15.94
NOI from Consolidated Communities	0.60
Structured Finance (Preferred Equity & Mezz) (1)	(0.38)
G&A and Interest and Other Income (2)	(0.09)
FFO from Co-Investments, excluding Preferred Equity	(0.07)
Consolidated Net Interest Expense	(0.06)
2026 Core FFO Per Diluted Share Guidance Midpoint	$15.94
2026 Core FFO Per Diluted Share, Excluding Structured Finance Impact (3)	$16.23

(1)
Reflects the gross impact of structured finance investment activities in 2025 and 2026E. The impact, net of reinvestment, is approximately $0.29, with the reinvestment offset accounted for in “NOI from consolidated communities.”

(2)	Excludes interest income related to the Company’s structured finance subordinated loans, which is reflected in the structured finance line.
(3)	Excluding the impact from structured finance-related headwinds, net of reinvestment, the Core FFO per diluted share midpoint would be $16.23, equating to 1.8% year-over-year growth.

For additional details regarding the Company’s 2026 FFO guidance range, please see page S-15 and S-16.2 of the supplemental financial information.

Conference Call with Management

The Company will host an earnings conference call with management to discuss its quarterly results on Thursday, February 5, 2026 at 9:00 a.m. PT (12:00 p.m. ET), which will be broadcast live via the Internet at www.essex.com, and accessible via phone by dialing toll-free, (877) 407-0784, or toll/international, (201) 689-8560. No passcode is necessary.

A rebroadcast of the live call will be available online for 30 days and digitally for 7 days. To access the replay online, go to www.essex.com and select the fourth quarter 2025 earnings link. To access the replay, dial (844) 512-2921 using the replay pin number 13757926. If you are unable to access the information via the Company’s website, please contact the Investor Relations Department at investors@essex.com or call (650) 655-7800.

Corporate Profile

Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (“REIT”) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 259 apartment communities comprising over 63,000 apartment homes with an additional property in active development. Additional information about the Company can be found on the Company’s website at www.essex.com.

This press release and accompanying supplemental financial information has been furnished to the Securities and Exchange Commission electronically on Form 8-K and can be accessed from the Company’s website at www.essex.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 655-7800.

FFO Reconciliation

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and land and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results. FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of diluted FFO and Core FFO for the three and twelve months ended December 31, 2025 and 2024 (in thousands, except for share and per share amounts):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income available to common stockholders	$80,573	$257,453	$669,666	$741,522
Adjustments:
Depreciation and amortization	153,265	148,435	607,542	580,220
Gains not included in FFO	-	(216,229)	(305,043)	(386,138)
Impairment loss from unconsolidated co-investments	12,634	-	12,634	3,726
Depreciation and amortization from unconsolidated co-investments	13,721	14,676	56,848	66,943
Noncontrolling interest related to Operating Partnership units	2,822	9,339	23,649	26,414
Depreciation attributable to third party ownership and other (1)	(38)	32,340	(160)	31,191
FFO attributable to common stockholders and unitholders	$262,977	$246,014	$1,065,136	$1,063,878
FFO per share – diluted	$3.94	$3.69	$15.98	$15.99
Expensed acquisition and investment related costs	$-	$4	$25	$72
Tax expense (benefit) on unconsolidated technology co-investments	257	270	(2,096)	(929)
Realized and unrealized losses (gains) on marketable securities, net	250	2,298	(3,809)	(8,347)
Provision for credit losses	(35)	(63)	26	(179)
Equity income from unconsolidated technology co-investments	(547)	(4,062)	(6,552)	(10,344)
Loss on early retirement of debt	-	-	762	-
Loss on early retirement of debt from unconsolidated co-investments	122	-	122	-
Co-investment promote income	-	-	-	(1,531)
Income from early redemption of preferred equity investments and notes receivable	-	-	(70)	-
General and administrative and other, net (2)	2,141	16,938	10,004	39,341
Insurance reimbursements, legal settlements, and other, net (3)	(19)	118	(808)	(43,794)
Core FFO attributable to common stockholders and unitholders	$265,146	$261,517	$1,062,740	$1,038,167
Core FFO per share – diluted	$3.98	$3.92	$15.94	$15.60
Weighted average number of shares outstanding diluted (4)	66,675,698	66,642,599	66,669,649	66,533,908

(1)	Includes $32.4 million of gain on sale attributable to noncontrolling interest for both the three and twelve months ended December 31, 2024.
(2)
Includes political advocacy costs of $2.0 million for the twelve months ended December 31, 2025, and $14.8 million and $33.3 million for the three and twelve months ended December 31, 2024, respectively.

(3)
There were no material gains from legal settlements during the three and twelve months ended December 31, 2025, and the three months ended December 31, 2024. During the twelve months ended December 31, 2024, the Company settled two lawsuits related to construction defects at two communities and received cash recoveries of $42.5 million. The Company determined that all uncertainties were resolved upon receipt of cash and recorded a gain which was excluded from Core FFO.

(4)	Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company’s common stock and excludes DownREIT limited partnership units.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations

NOI and Same-Property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenue less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (dollars in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Earnings from operations	$152,136	$304,496	$899,316	$703,095
Adjustments:
Corporate-level property management expenses	12,284	11,877	49,052	46,208
Depreciation and amortization	153,265	148,435	607,542	580,220
Management and other fees from affiliates	(2,303)	(2,416)	(9,381)	(10,265)
General and administrative	20,441	31,528	71,948	98,902
Expensed acquisition and investment related costs	-	4	25	72
Gain on sale of real estate and land	-	(175,583)	(299,524)	(175,583)
NOI	335,823	318,341	1,318,978	1,242,649
Less: Non-same property NOI	(44,606)	(37,870)	(168,608)	(128,084)
Same-Property NOI	$291,217	$280,471	$1,150,370	$1,114,565

Safe Harbor Statement Under The Private Litigation Reform Act of 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements which are not historical facts, including statements regarding the Company’s expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “projects,” “believes,” “seeks,” “future,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s first quarter and full-year 2026 guidance (including net income, Total FFO and Core FFO, same-property growth and related assumptions) and anticipated yield on certain investments. While the Company’s management believes the assumptions underlying its forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, which could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect the Company’s current expectations of the approximate outcomes of the matters discussed.

Factors that might cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following:   assumptions related to our first quarter and full-year 2026 guidance; occupancy rates and rental demand may be adversely affected by competition and local economic and market conditions; there may be increased interest rates, inflation, escalated operating costs and possible recessionary impacts; tariffs, geopolitical tensions and regional conflicts, and the related impacts on macroeconomic conditions, including, among other things, interest rates and inflation; the terms of any refinancing may not be as favorable as the terms of existing indebtedness; the Company’s inability to maintain its investment grade credit rating with the rating agencies; the Company may be unsuccessful in the management of its relationships with its co-investment partners; the Company may fail to achieve its business objectives; time of actual completion and/or stabilization of development and redevelopment projects; estimates of future income from an acquired property may prove to be inaccurate; future cash flows may be inadequate to meet operating requirements and/or may be insufficient to provide for dividend payments in accordance with REIT requirements; changes in laws or regulations and the anticipated or actual impact of future changes in laws or regulations; unexpected difficulties in leasing of future development projects; volatility in financial and securities markets; the Company’s failure to successfully operate acquired properties; unforeseen consequences from cyber-intrusion; government approvals, actions and initiatives, including the need for compliance with environmental requirements; and those further risks, special considerations, and other factors referred to in the Company’s annual report on Form 10-K for the year ended December 31, 2024, quarterly reports on Form 10-Q, and those risk factors and special considerations set forth in the Company’s other filings with the SEC which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. All forward-looking statements are made as of the date hereof, the Company assumes no obligation to update or supplement this information for any reason, and therefore, they may not represent the Company’s estimates and assumptions after the date of this press release.

Definitions and Reconciliations

Non-GAAP financial measures and certain other capitalized terms, as used in this earnings release, are defined and further explained on pages S-17.1 through S-17.4, “Reconciliations of Non-GAAP Financial Measures and Other Terms,” of the accompanying supplemental financial information. The supplemental financial information is available on the Company’s website at www.essex.com.

Contact Information
Loren Rainey
Sr. Director, Investor Relations
(650) 655-7800
lrainey@essex.com

ESSEX  PROPERTY  TRUST, INC.

Consolidated Operating Results
(Dollars in thousands, except share and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024

Revenues:
Rental and other property	$477,323	$452,053	$1,877,964	$1,764,185
Management and other fees from affiliates	2,303	2,416	9,381	10,265
	479,626	454,469	1,887,345	1,774,450

Expenses:
Property operating	141,500	133,712	558,986	521,536
Corporate-level property management expenses	12,284	11,877	49,052	46,208
Depreciation and amortization	153,265	148,435	607,542	580,220
General and administrative	20,441	31,528	71,948	98,902
Expensed acquisition and investment related costs	-	4	25	72
	327,490	325,556	1,287,553	1,246,938
Gain on sale of real estate and land	-	175,583	299,524	175,583
Earnings from operations	152,136	304,496	899,316	703,095
Interest expense, net (1)	(64,621)	(60,377)	(253,675)	(232,430)
Interest and other income	3,007	2,659	20,004	80,951
Equity (loss) income from co-investments	(4,520)	14,539	35,464	48,206
Tax (expense) benefit on unconsolidated technology co-investments	(257)	(270)	2,096	929
Loss on early retirement of debt	-	-	(762)	-
Gain on remeasurement of co-investment	-	40,646	330	210,555
Net income	85,745	301,693	702,773	811,306
Net income attributable to noncontrolling interest	(5,172)	(44,240)	(33,107)	(69,784)
Net income available to common stockholders	$80,573	$257,453	$669,666	$741,522
Net income per share - basic	$1.25	$4.01	$10.40	$11.55
Shares used in income per share - basic	64,411,446	64,270,342	64,379,418	64,228,356
Net income per share - diluted	$1.25	$4.00	$10.40	$11.54
Shares used in income per share - diluted	64,420,752	64,310,423	64,399,459	64,251,234

(1)	Refer to page S-17.2, the section titled “Interest Expense, Net” for additional information.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Consolidated Operating Results - Selected Line Item Detail
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024

Rental and other property
Rental income	$470,113	$445,385	$1,850,551	$1,735,411
Other property	7,210	6,668	27,413	28,774
Rental and other property	$477,323	$452,053	$1,877,964	$1,764,185

Property operating expenses
Real estate taxes	$51,979	$50,225	$205,631	$193,413
Administrative	15,281	14,619	60,673	57,500
Maintenance and repairs	16,209	14,236	63,133	59,223
Personnel costs	26,592	25,943	107,035	100,199
Utilities	31,439	28,689	122,514	111,201
Property operating expenses	$141,500	$133,712	$558,986	$521,536

Interest and other income
Marketable securities and other income	$3,203	$5,035	$15,413	$28,764
Realized and unrealized (losses) gains on marketable securities, net	(250)	(2,298)	3,809	8,347
Provision for credit losses	35	63	(26)	179
Insurance reimbursements, legal settlements, and other, net	19	(141)	808	43,661
Interest and other income	$3,007	$2,659	$20,004	$80,951

Equity income from co-investments
Equity income (loss) from co-investments	$231	$(388)	$(777)	$(7,124)
Income from preferred equity investments	7,458	10,842	37,186	47,048
Equity income from unconsolidated technology co-investments	547	4,062	6,552	10,344
Insurance reimbursements, legal settlements, and other, net	-	23	-	133
Impairment loss from unconsolidated co-investment	(12,634)	-	(12,634)	(3,726)
Gain on sale of co-investment communities	-	-	5,189	-
Loss on early retirement of debt from unconsolidated co-investments	(122)	-	(122)	-
Co-investment promote income	-	-	-	1,531
Income from early redemption of preferred equity investments	-	-	70	-
Equity income from co-investments	$(4,520)	$14,539	$35,464	$48,206

Noncontrolling interest
Limited partners of Essex Portfolio, L.P.	$2,822	$9,339	$23,649	$26,414
DownREIT limited partners’ distributions	2,292	2,240	9,264	9,107
Third-party ownership interest	58	32,661	194	34,263
Noncontrolling interest	$5,172	$44,240	$33,107	$69,784

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Consolidated Funds from Operations (1)
(Dollars in thousands, except share and per share amounts and in footnotes)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2025	2024	% Change	2025	2024	% Change

Funds from operations attributable to common stockholders and unitholders (FFO)
Net income available to common stockholders	$80,573	$257,453		$669,666	$741,522
Adjustments:
Depreciation and amortization	153,265	148,435		607,542	580,220
Gains not included in FFO	-	(216,229)		(305,043)	(386,138)
Impairment loss from unconsolidated co-investments	12,634	-		12,634	3,726
Depreciation and amortization from unconsolidated co-investments	13,721	14,676		56,848	66,943
Noncontrolling interest related to Operating Partnership units	2,822	9,339		23,649	26,414
Depreciation attributable to third party ownership and other (2)	(38)	32,340		(160)	31,191
Funds from operations attributable to common stockholders and unitholders	$262,977	$246,014		$1,065,136	$1,063,878
FFO per share-diluted	$3.94	$3.69	6.8%	$15.98	$15.99	-0.1%

Components of the change in FFO
Non-core items:
Expensed acquisition and investment related costs	$-	$4		$25	$72
Tax expense (benefit) on unconsolidated technology co-investments (3)	257	270		(2,096)	(929)
Realized and unrealized losses (gains) on marketable securities, net	250	2,298		(3,809)	(8,347)
Provision for credit losses	(35)	(63)		26	(179)
Equity income from unconsolidated technology co-investments	(547)	(4,062)		(6,552)	(10,344)
Loss on early retirement of debt	-	-		762	-
Loss on early retirement of debt from unconsolidated co-investments	122	-		122	-
Co-investment promote income	-	-		-	(1,531)
Income from early redemption of preferred equity investments and notes receivable	-	-		(70)	-
General and administrative and other, net (3)	2,141	16,938		10,004	39,341
Insurance reimbursements, legal settlements, and other, net (4)	(19)	118		(808)	(43,794)
Core funds from operations attributable to common stockholders and unitholders	$265,146	$261,517		$1,062,740	$1,038,167
Core FFO per share-diluted	$3.98	$3.92	1.5%	$15.94	$15.60	2.2%

Weighted average number of shares outstanding diluted (5)	66,675,698	66,642,599		66,669,649	66,533,908

(1)	Refer to page S-17.2, the section titled “Funds from Operations (“FFO”) and Core FFO” for additional information on the Company’s definition and use of FFO and Core FFO.
(2)	Includes $32.4 million of gain on sale attributable to noncontrolling interest for both the three and twelve months ended December 31, 2024.
(3)
Includes political advocacy costs of $2.0 million for the twelve months ended December 31, 2025, and $14.8 million and $33.3 million for the three and twelve months ended December 31, 2024, respectively.

(4)
There were no material gains from legal settlements during the three and twelve months ended December 31, 2025 and the three months ended December 31, 2024. During the twelve months ended December 31, 2024, the Company settled two lawsuits related to construction defects at two communities and received cash recoveries of $42.5 million. The Company determined that all uncertainties were resolved upon receipt of cash and recorded a gain which was excluded from Core FFO.

(5)	Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company’s common stock and excludes DownREIT limited partnership units.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX PROPERTY TRUST, INC.

Consolidated Balance Sheets
(Dollars in thousands)

	December 31, 2025	December 31, 2024
Real estate investments:
Land and land improvements	$3,363,169	$3,246,789
Buildings and improvements	15,073,416	14,342,729
	18,436,585	17,589,518
Less: accumulated depreciation	(6,532,003)	(6,150,618)
	11,904,582	11,438,900
Real estate under development	157,122	52,682
Co-investments	630,550	935,014
	12,692,254	12,426,596
Cash and cash equivalents, including restricted cash	85,586	75,846
Marketable securities	98,070	69,794
Notes and other receivables	141,591	206,706
Operating lease right-of-use assets	50,833	51,556
Prepaid expenses and other assets	90,675	96,861
Total assets	$13,159,009	$12,927,359

Unsecured debt, net	$6,015,921	$5,473,788
Mortgage notes payable, net	784,348	989,884
Lines of credit and commercial paper	-	137,945
Distributions in excess of investments in co-investments	98,837	79,273
Operating lease liabilities	51,487	52,473
Other liabilities	471,521	442,757
Total liabilities	7,422,114	7,176,120
Redeemable noncontrolling interest	28,263	30,849
Equity:
Common stock	6	6
Additional paid-in capital	6,683,514	6,668,047
Distributions in excess of accumulated earnings	(1,148,195)	(1,155,662)
Accumulated other comprehensive income, net	6,047	24,655
Total stockholders’ equity	5,541,372	5,537,046
Noncontrolling interest	167,260	183,344
Total equity	5,708,632	5,720,390
Total liabilities and equity	$13,159,009	$12,927,359

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX PROPERTY TRUST, INC.

Debt Summary - December 31, 2025
(Dollars in thousands, except in footnotes)

				Scheduled principal payments, unamortized premiums (discounts) and (debt issuance costs) are as follows - excludes lines of credit and commercial paper:
		Weighted Average			Unsecured	Secured	Total	Weighted Average Interest Rate	Percentage of Total Debt
	Balance Outstanding	Interest Rate	Maturity in Years
Unsecured Debt, net
Bonds public - fixed rate	$5,450,000	3.7%	7.1	2026	$450,000	$99,405	$549,405	3.5%	8.0%
Term loan (1)	600,000	4.1%	4.7	2027	350,000	84,397	434,397	3.7%	6.4%
Unamortized discounts and debt				2028	450,000	68,332	518,332	2.2%	7.6%
issuance costs, net	(34,079)	-	-	2029	500,000	1,456	501,456	4.1%	7.3%
Total unsecured debt, net	6,015,921	3.7%	6.8	2030	850,000	66,592	916,592	3.6%	13.4%
Mortgage Notes Payable, net				2031	900,000	1,740	901,740	2.9%	13.2%
Fixed rate - secured	528,291	4.7%	5.4	2032	650,000	1,903	651,903	2.6%	9.5%
Variable rate - secured (2)	258,780	3.6%	13.3	2033	-	330,126	330,126	5.0%	4.8%
Unamortized premiums and debt				2034	550,000	2,275	552,275	5.5%	8.1%
issuance costs, net	(2,723)	-	-	2035	400,000	2,487	402,487	5.5%	5.9%
Total mortgage notes payable, net	784,348	4.4%	8.0	2036	350,000	2,719	352,719	5.0%	5.2%
Unsecured Lines of Credit and Commercial Paper				Thereafter	600,000	125,639	725,639	3.6%	10.6%
Line of credit (3)	-	4.8%	N/A	Subtotal	6,050,000	787,071	6,837,071	3.8%	100.0%
Line of credit (4)	-	4.8%	N/A	Debt Issuance Costs	(30,448)	(2,520)	(32,968)	-	-
Commercial paper (5)	-	-	N/A	(Discounts)/Premiums	(3,631)	(203)	(3,834)	-	-
Total lines of credit and commercial paper	-	4.8%	N/A	Total	$6,015,921	$784,348	$6,800,269	3.8%	100.0%
Total debt, net	$6,800,269	3.8%	7.0

Capitalized interest for the three and twelve months ended December 31, 2025 was approximately $1.2 million and $3.7 million, respectively.

(1)
The Company has two unsecured term loans with a total capacity of $600.0 million. In October 2025, the first term loan, scheduled to mature in October 2027, was amended with a new maturity date of January 2031, inclusive of extensions at the Company’s option. The second term loan is scheduled to mature in May 2030, inclusive of extensions at the Company’s option.

(2)	$258.8 million of variable rate debt is tax exempt to the note holders.
(3)
This unsecured line of credit facility has a capacity of $1.5 billion, a scheduled maturity date in January 2030 and two 6-month extension options, exercisable at the Company’s option. The underlying interest rate on this line is SOFR plus 0.775%, which is based on a tiered rate structure tied to the Company’s long-term unsecured credit ratings.

(4)
The unsecured line of credit facility has a capacity of $75.0 million and a scheduled maturity date in July 2026. The underlying interest rate on this line is Adjusted SOFR plus 0.775%, which is based on a tiered rate structure tied to the Company’s corporate ratings.

(5)
The Company has a commercial paper program under which it can issue unsecured short-term notes, up to $750 million, which are backstopped by and reduce the borrowing capacity of the Company’s $1.5 billion unsecured line of credit facility.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX PROPERTY TRUST, INC.

Capitalization Data, Public Bond Covenants, Credit Ratings and Selected Credit Ratios - December 31, 2025
(Dollars and shares in thousands, except per share amounts)

Capitalization Data				Public Bond Covenants (1)	Actual	Requirement
Total debt, net			$6,800,269
Common stock and potentially dilutive securities				Debt to Total Assets:	35%	< 65%
Common stock outstanding			64,442
Limited partnership units (1)			2,250	Secured Debt to Total Assets:	4%	< 40%
Options-treasury method			9
Total shares of common stock and potentially dilutive securities			66,701	Interest Coverage:	510%	> 150%

Common stock price per share as of December 31, 2025			$261.68	Unsecured Debt Ratio (2):	291%	> 150%

Total equity capitalization			$17,454,318	Selected Credit Ratios (3)	Actual

Total market capitalization			$24,254,587	Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized:	5.6

Ratio of debt to total market capitalization			28.0%	Unencumbered NOI to Adjusted Total NOI:	93%

Credit Ratings
Rating Agency	Rating	Outlook
Moody’s	Baa1	Stable		(1) Refer to page S-17.4 for additional information on the Company’s Public Bond Covenants.
Standard & Poor’s	BBB+	Stable		(2) Unsecured Debt Ratio is unsecured assets (excluding investments in co-investments) divided by unsecured indebtedness.
(1) Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company’s common stock.				(3) Refer to pages S-17.1 to S-17.4, the section titled “Reconciliations of Non-GAAP Financial Measures and Other Terms” for additional information on the Company’s Selected Credit Ratios.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX PROPERTY TRUST, INC.

Portfolio Summary by County as of December 31, 2025

	Apartment Homes				Average Monthly Rental Rate (1)			Percent of NOI (2)
Region - County	Consolidated	Unconsolidated Co-investments	Apartment Homes in Development (3)	Total	Consolidated	Unconsolidated Co-investments (4)	Total (4)	Consolidated	Unconsolidated Co-investments (4)	Total (4)

Southern California
Los Angeles County	9,664	1,586	-	11,250	$2,712	$2,576	$2,700	15.5%	19.8%	15.8%
Orange County	5,734	265	-	5,999	2,728	2,508	2,723	11.0%	3.4%	10.5%
San Diego County	5,444	443	-	5,887	2,703	3,083	2,718	10.1%	6.4%	9.8%
Ventura County and Other	2,756	373	-	3,129	2,531	3,249	2,583	5.0%	6.9%	5.2%
Total Southern California	23,598	2,667	-	26,265	2,693	2,743	2,696	41.6%	36.5%	41.3%

Northern California
Santa Clara County (5)	10,669	997	-	11,666	3,181	3,109	3,178	22.5%	14.7%	22.0%
Alameda County	3,970	1,328	-	5,298	2,639	2,629	2,637	6.5%	17.2%	7.2%
San Mateo County	2,483	195	543	3,221	3,429	3,869	3,446	5.5%	2.9%	5.3%
Contra Costa County	2,619	-	-	2,619	2,778	-	2,778	4.9%	0.0%	4.6%
San Francisco	1,356	537	-	1,893	2,966	3,469	3,050	2.1%	8.1%	2.5%
Total Northern California	21,097	3,057	543	24,697	3,045	2,992	3,041	41.5%	42.9%	41.6%

Seattle Metro	10,899	1,759	-	12,658	2,274	2,168	2,265	16.9%	20.6%	17.1%

Total	55,594	7,483	543	63,620	$2,744	$2,711	$2,742	100.0%	100.0%	100.0%

(1)
Average monthly rental rate is defined as the total scheduled monthly rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes) for the quarter ended December 31, 2025, divided by the number of apartment homes as of December 31, 2025.

(2)	Represents the percentage of actual NOI for the quarter ended December 31, 2025. See “Net Operating Income (“NOI”) and Same-Property NOI Reconciliations” on page S-17.3.
(3)	Includes development communities with no rental income.
(4)	At Company’s pro rata share.
(5)	Includes all communities in Santa Clara County and one community in Santa Cruz County.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX PROPERTY TRUST, INC.

Operating Income by Quarter (1)
(Dollars in thousands)

	Apartment Homes	Q4 ‘25	Q3 ‘25	Q2 ‘25	Q1 ‘25	Q4 ‘24

Rental and other property revenues:
Same-property	49,032	$414,848	$412,710	$409,713	$405,718	$399,520
Acquisitions (2)	5,790	48,447	44,001	41,784	34,770	26,772
Non-residential/other, net (3)	772	13,101	13,916	15,946	21,989	24,981
Straight-line rent concessions (4)	-	927	315	167	(388)	780
Total rental and other property revenues	55,594	477,323	470,942	467,610	462,089	452,053

Property operating expenses:
Same-property		123,631	126,823	119,459	122,706	119,049
Acquisitions (2)		15,886	13,471	12,365	10,393	7,848
Non-residential/other, net (3) (5)		1,983	3,142	3,605	5,522	6,815
Total property operating expenses		141,500	143,436	135,429	138,621	133,712

Net operating income (NOI):
Same-property		291,217	285,887	290,254	283,012	280,471
Acquisitions (2)		32,561	30,530	29,419	24,377	18,924
Non-residential/other, net (3) (5)		11,118	10,774	12,341	16,467	18,166
Straight-line rent concessions (4)		927	315	167	(388)	780
Total NOI		$335,823	$327,506	$332,181	$323,468	$318,341

Same-property metrics
Operating margin		70%	69%	71%	70%	70%
Annualized turnover		35%	43%	39%	34%	37%
Financial occupancy		96.3%	96.1%	96.2%	96.3%	95.9%
Delinquency as a % of scheduled rent (6)		0.5%	0.5%	0.5%	0.5%	1.3%

Same-property net effective rate growth (7)
New lease		-2.4%	-0.5%	0.7%	1.0%	-1.9%
Renewal		4.8%	4.0%	4.2%	3.8%	3.8%
Blended		1.9%	2.3%	3.0%	2.8%	1.6%

(1)	Includes consolidated communities only.
(2)	Acquisitions include properties acquired which did not have comparable stabilized results as of January 1, 2024.
(3)
Non-residential/other, net consists of revenues generated from retail space, commercial properties, held for sale properties, disposition properties, properties undergoing significant construction activities that do not meet our redevelopment criteria and two communities located in the California counties of Santa Barbara and Santa Cruz, which the Company does not consider its core markets.

(4)
Represents straight-line concessions for residential operating communities. Same-property revenues reflect concessions on a cash basis. Total Rental and Other Property Revenues reflect concessions on a straight-line basis in accordance with U.S. GAAP.

(5)	Includes other expenses and intercompany eliminations pertaining to self-insurance.
(6)
In the fourth quarter of 2024, the Company recorded a non-cash charge to fully eliminate its remaining $2.7 million residential accounts receivable balance. Excluding this adjustment, reported delinquency would have been 0.6% for the fourth quarter of 2024. There were no non-cash charges recorded for all other periods.

(7)
Represents the percentage change in similar term lease tradeouts, including the impact of leasing incentives. For the full-year 2025, the blended same-property net effective rate growth was 2.5%. The blended percentage change in all lease tradeouts, including the impact of leasing incentives, was 1.0% for the fourth quarter of 2025 and 2.6% for the full-year 2025.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX PROPERTY TRUST, INC.

Same-Property Revenue Results by County - Fourth Quarter 2025 vs. Fourth Quarter 2024 and Third Quarter 2025
(Dollars in thousands, except average monthly rental rates)

		Q4 ‘25	Average Monthly Rental Rate			Financial Occupancy			Gross Revenues			Sequential Gross Revenues
Region - County	Apartment Homes	% of Actual NOI	Q4 ‘25	Q4 ‘24	% Change	Q4 ‘25	Q4 ‘24	% Change	Q4 ‘25	Q4 ‘24	% Change	Q3 ‘25	% Change

Southern California
Los Angeles County	9,288	17.2%	$2,697	$2,665	1.2%	96.1%	95.1%	1.1%	$77,191	$73,872	4.5%	$76,254	1.2%
Orange County	4,523	9.8%	2,750	2,697	2.0%	96.8%	96.0%	0.8%	38,370	36,788	4.3%	37,951	1.1%
San Diego County	4,588	9.7%	2,729	2,686	1.6%	96.3%	96.0%	0.3%	38,521	37,734	2.1%	38,207	0.8%
Ventura County	2,255	4.7%	2,515	2,455	2.4%	96.3%	96.4%	-0.1%	17,877	17,272	3.5%	17,750	0.7%
Total Southern California	20,654	41.4%	2,696	2,654	1.6%	96.3%	95.6%	0.7%	171,959	165,666	3.8%	170,162	1.1%

Northern California
Santa Clara County	8,653	21.2%	3,147	3,041	3.5%	96.7%	96.2%	0.5%	84,130	80,007	5.2%	83,480	0.8%
Alameda County	3,545	6.8%	2,622	2,578	1.7%	96.6%	96.2%	0.4%	29,177	28,316	3.0%	28,863	1.1%
San Mateo County	1,864	4.6%	3,370	3,220	4.7%	96.3%	96.5%	-0.2%	19,606	18,455	6.2%	19,544	0.3%
Contra Costa County	2,619	5.5%	2,778	2,744	1.2%	96.1%	96.1%	0.0%	22,486	22,048	2.0%	22,424	0.3%
San Francisco	1,356	2.4%	2,966	2,897	2.4%	95.5%	96.1%	-0.6%	12,580	12,336	2.0%	12,731	-1.2%
Total Northern California	18,037	40.5%	3,000	2,914	3.0%	96.4%	96.2%	0.2%	167,979	161,162	4.2%	167,042	0.6%

Seattle Metro	10,341	18.1%	2,282	2,228	2.4%	96.1%	96.2%	-0.1%	74,910	72,692	3.1%	75,506	-0.8%

Total Same-Property	49,032	100.0%	$2,720	$2,660	2.3%	96.3%	95.9%	0.4%	$414,848	$399,520	3.8%	$412,710	0.5%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX PROPERTY TRUST, INC.

Same-Property Revenue Results by County - Twelve months ended December 31, 2025 vs. Twelve months ended December 31, 2024
(Dollars in thousands, except average monthly rental rates)

		YTD 2025	Average Monthly Rental Rate			Financial Occupancy			Gross Revenues
Region - County	Apartment Homes	% of Actual NOI	YTD 2025	YTD 2024	% Change	YTD 2025	YTD 2024	% Change	YTD 2025	YTD 2024	% Change

Southern California
Los Angeles County	9,288	17.2%	$2,688	$2,659	1.1%	95.5%	95.2%	0.3%	$305,002	$294,890	3.4%
Orange County	4,523	9.7%	2,728	2,654	2.8%	96.4%	96.4%	0.0%	151,338	146,086	3.6%
San Diego County	4,588	9.8%	2,715	2,650	2.5%	96.1%	96.4%	-0.3%	152,831	149,265	2.4%
Ventura County	2,255	4.7%	2,494	2,414	3.3%	96.4%	96.6%	-0.2%	70,655	68,074	3.8%
Total Southern California	20,654	41.4%	2,681	2,629	2.0%	95.9%	95.8%	0.1%	679,826	658,315	3.3%

Northern California
Santa Clara County	8,653	20.9%	3,106	3,014	3.1%	96.6%	96.6%	0.0%	331,833	319,714	3.8%
Alameda County	3,545	6.7%	2,604	2,579	1.0%	96.4%	96.0%	0.4%	115,353	112,349	2.7%
San Mateo County	1,864	4.5%	3,313	3,207	3.3%	96.8%	96.2%	0.6%	77,380	73,693	5.0%
Contra Costa County	2,619	5.5%	2,765	2,729	1.3%	96.2%	96.3%	-0.1%	89,716	87,931	2.0%
San Francisco	1,356	2.6%	2,944	2,887	2.0%	96.3%	95.2%	1.2%	50,518	48,108	5.0%
Total Northern California	18,037	40.2%	2,967	2,897	2.4%	96.5%	96.3%	0.2%	664,800	641,795	3.6%

Seattle Metro	10,341	18.4%	2,269	2,203	3.0%	96.2%	96.7%	-0.5%	298,363	290,294	2.8%

Total Same-Property	49,032	100.0%	$2,699	$2,638	2.3%	96.2%	96.2%	0.0%	$1,642,989	$1,590,404	3.3%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-9.1

ESSEX PROPERTY TRUST, INC.

Same-Property Operating Expenses - Quarter to Date and Year to Date as of December 31, 2025 and 2024
(Dollars in thousands)

Based on 49,032 apartment homes

	Q4 ‘25	Q4 ‘24	% Change	% of Operating Expense

Same-property operating expenses:
Real estate taxes	$43,843	$44,213	-0.8%	35.5%
Utilities	27,264	25,365	7.5%	22.1%
Personnel costs	23,197	22,915	1.2%	18.8%
Maintenance and repairs	14,158	12,381	14.4%	11.5%
Administrative	6,617	5,988	10.5%	5.4%
Insurance and other	8,552	8,187	4.5%	6.7%
Total same-property operating expenses	$123,631	$119,049	3.8%	100.0%

	YTD 2025	YTD 2024	% Change	% of Operating Expense

Same-property operating expenses:
Real estate taxes	$176,145	$175,696	0.3%	35.8%
Utilities	106,677	98,630	8.2%	21.7%
Personnel costs	93,916	90,166	4.2%	19.1%
Maintenance and repairs	55,289	52,743	4.8%	11.2%
Administrative	26,557	26,108	1.7%	5.4%
Insurance and other	34,035	32,496	4.7%	6.8%
Total same-property operating expenses	$492,619	$475,839	3.5%	100.0%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Development Pipeline - December 31, 2025
(Dollars in millions, except per apartment home amounts in thousands)

Project Name - Location	Ownership %	Estimated Apartment Homes	Estimated Commercial sq. feet	Incurred to Date (1)	Remaining Costs	Estimated Total Cost	Cost per Apartment Home (2)	Construction Start	Initial Occupancy	Stabilized Operations

Development Projects - Consolidated
7 South Linden - South San Francisco, CA	100%	543	-	$110	$201	$311	$573	Q1 2025	Q2 2028	Q1 2030
Total Development Projects - Consolidated		543	-	110	201	311	$573

Land Held for Future Development - Consolidated
Other Projects - Various	100%	-	-	47	-	47
Total Development Pipeline - Consolidated		543	-	$157	$201	$358

(1)	Includes capitalized interest costs of $1.1 million and $3.4 million and overhead costs of $0.6 million and $2.2 million for the three and twelve months ended December 31, 2025, respectively.
(2)	Net of the estimated allocation to the retail component of the project, as applicable.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Capital Expenditures - December 31, 2025 (1)
(Dollars in thousands, except in footnotes and per apartment home amounts)

Revenue Generating Capital Expenditures (2)	Q4 ‘25	Trailing 4 Quarters

Same-property portfolio	$20,193	$75,687
Non-same property portfolio	1,643	6,705
Total revenue generating capital expenditures	$21,836	$82,392

Number of same-property interior renovations	266	2,926
Number of total consolidated interior renovations	298	3,211

Non-Revenue Generating Capital Expenditures (3)	Q4 ‘25	Trailing 4 Quarters

Non-revenue generating capital expenditures	$28,947	$124,318
Average apartment homes in quarter	55,281	55,056
Capital expenditures per apartment home	$524	$2,258

(1)	The Company incurred $0.1 million of capitalized interest, $5.6 million of capitalized overhead and $0.1 million of co-investment fees related to redevelopment in Q4 2025.
(2)
Represents revenue generating expenditures, such as full-scale redevelopments, interior unit turn renovations, enhanced amenities and certain sustainability initiatives that generate higher revenues or expense savings.

(3)
Represents roof replacements, paving, building and mechanical systems, exterior painting, siding, etc. Non-revenue generating capital expenditures does not include costs related to retail, furniture and fixtures, expenditures in which the Company has been reimbursed or expects to be reimbursed, and expenditures incurred due to changes in governmental regulation that the Company would not have incurred otherwise.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Co-investments and Preferred Equity Investments - December 31, 2025
(Dollars in thousands, except in footnotes)

	Weighted Average Essex Ownership Percentage	Apartment Homes	Total Undepreciated Book Value	Debt Amount	Essex Book Value	Weighted Average Borrowing Rate (1)	Remaining Term of Debt (in Years)	Three Months Ended December 31, 2025	Twelve Months Ended December 31, 2025

Operating and Other Unconsolidated Joint Ventures								NOI
Wesco I, III, IV, V, VI (2)	54%	5,765	$2,086,808	$1,371,774	$73,002	3.3%	2.1	$30,104	$121,341
BEX IV, 500 Folsom	50%	732	617,282	176,400	135,518	3.6%	20.5	4,766	20,557
Other (3)	53%	986	386,464	291,476	95,851	3.7%	11.5	5,698	22,398
Total Operating and Other Unconsolidated Joint Ventures		7,483	$3,090,554	$1,839,650	$304,371	3.4%	5.4	$40,568	$164,296

								Essex Portion of NOI and Expenses
NOI								$22,232	$89,807
Depreciation								(13,721)	(56,848)
Interest expense and other, net								(8,280)	(33,736)
Equity income from unconsolidated technology co-investments								547	6,552
Gain on sale of co-investment communities								-	5,189
Loss on early retirement of debt from unconsolidated co-investment								(122)	(122)
Net income from operating and other co-investments								$656	$10,842

						Weighted Average Preferred Return	Weighted Average Expected Term	Income from Preferred Equity Investments
Income from preferred equity investments								$7,458	$37,186
Impairment loss from unconsolidated co-investment								(12,634)	(12,634)
Income from early redemption of preferred equity investments								-	70
Preferred Equity Investments (4)					$227,342	10.5%	2.0	$(5,176)	$24,622

Total Co-investments					$531,713			$(4,520)	$35,464

(1)	Represents the year-to-date annual weighted average borrowing rate.
(2)
As of December 31, 2025, the Company’s investments in Wesco I, Wesco III, and Wesco IV were classified as a liability of $95.8 million due to distributions received in excess of the Company’s investment.

(3)
As of December 31, 2025, the Company’s investment in Expo was classified as a liability of $3.0 million due to distributions received in excess of the Company’s investment. The weighted average Essex ownership percentage excludes our investments in unconsolidated technology co-investments.

(4)	As of December 31, 2025, the Company is invested in 10 preferred equity investments, including one preferred equity investment held by Wesco VII LLC.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Summary of Apartment Community Acquisitions and Dispositions Activity - Year to date as of December 31, 2025
(Dollars in thousands, except for average monthly rent)

Acquisitions

Property Name	Location	Apartment Homes	Year Built	Essex Ownership Percentage	Entity	Date	Total Contract Price at Pro Rata Share	Price per Apartment Home (1)	Average Monthly Rent

The Plaza	Foster City, CA	307	2013	100%	EPLP	Jan-25	$161,375	$512	$3,310
One Hundred Grand (2)	Foster City, CA	166	2016	N/A	EPLP	Feb-25	105,250	615	3,881
ROEN Menlo Park	Menlo Park, CA	146	2017	100%	EPLP	Feb-25	78,750	539	3,647
	Q1 2025	619					$345,375	$546

Revere Campbell (2)	Campbell, CA	168	2015	N/A	EPLP	May-25	$118,000	$664	$4,014
The Parc at Pruneyard	Campbell, CA	252	1968	100%	EPLP	May-25	122,500	486	3,104
	Q2 2025	420					$240,500	$557

ViO	San Jose, CA	234	2016	100%	EPLP	Sep-25	$100,000	$417	$2,966
	Q3 2025	234					$100,000	$417

1250 Lakeside	Sunnyvale, CA	250	2021	100%	EPLP	Nov-25	$143,500	$574	$3,591
	Q4 2025	250					$143,500	$574

	2025 Total	1,523					$829,375	$534

Dispositions
Property Name	Location	Apartment Homes	Year Built	Essex Ownership Percentage	Entity	Date	Total Contract Price at Pro Rata Share	Price per Apartment Home (1)

Highridge (2)	Rancho Palos Verdes, CA	255	1972	N/A	EPLP	Feb-25	$127,000	$498
	Q1 2025	255					$127,000	$498

Essex Skyline	Santa Ana, CA	350	2008	100%	EPLP	Apr-25	$239,580	$685
	Q2 2025	350					$239,580	$685

The Grand	Oakland, CA	243	2009	100%	EPLP	Jul-25	$97,500	$399
8th & Republican	Seattle, WA	211	2016	50%	JV	Sep-25	47,425	436
Fourth & U	Berkeley, CA	171	2010	100%	EPLP	Sep-25	52,300	284
	Q3 2025	625					$197,225	$369

	2025 Total	1,230					$563,805	$496

(1)	Price per apartment home excludes value allocated to the retail component, as applicable.
(2)
The noncontrolling members’ ownership interest in Highridge, a community owned by consolidated DownREIT entities prior to its disposition, were transferred to One Hundred Grand and Revere Campbell pursuant to the like-kind exchange rules under Section 1031 of the Internal Revenue Code of 1986, as amended.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Assumptions for 2026 FFO Guidance Range
(Dollars in thousands, except per share data)

The guidance projections below are based on current expectations and are forward-looking. The guidance on this page is given for Net Operating Income (“NOI”) and Total and Core FFO. See pages S-17.1 to S-17.4 for the definitions of non-GAAP financial measures and other terms.

	Twelve Months Ended	2026 Full-Year Guidance Range
	December 31, 2025 (1)	Low End	High End	Comments about 2026 Full-Year Guidance

Total NOI from Consolidated Communities	$1,318,978	$1,345,000	$1,373,000	Includes a range of same-property NOI growth of 0.8% to 3.4%

Management Fees	$9,381	8,500	9,500

Interest Expense
Interest expense, before capitalized interest	(257,334)	(266,100)	(262,500)	Reflects higher refinance rates for maturing debt
Interest capitalized	3,659	6,200	7,200
Net interest expense	(253,675)	(259,900)	(255,300)
Recurring Income and Expenses
Interest and other income	15,413	9,700	10,700	Reflects lower income from subordinated loans
FFO from co-investments	93,257	66,900	69,900	Reflects lower preferred equity income due to 2025 redemptions (~$190M) and 2026 expectations
General and administrative	(61,944)	(60,000)	(64,000)
Corporate-level property management expenses	(49,052)	(52,800)	(54,000)
Non-controlling interest	(9,618)	(10,100)	(9,100)
Total recurring income and expenses	(11,944)	(46,300)	(46,500)
Non-Core Income and Expenses
Expensed acquisition and investment related costs	(25)	-	-
Tax benefit on unconsolidated technology co-investments	2,096	-	-
Realized and unrealized gains on marketable securities, net	3,809	-	-
Provision for credit losses	(26)	-	-
Equity income from unconsolidated technology co-investments	6,552	-	-
Loss on early retirement of debt, net	(762)	-	-
Loss on early retirement of debt from unconsolidated co-investments	(122)	-	-
Income from early redemption of preferred equity investments	70	-	-
General and administrative and other, net	(10,004)	(10,000)	(10,000)	Relates to advocacy and litigation costs
Insurance reimbursements, legal settlements, and other, net	808	-	-
Total non-core income and expenses	2,396	(10,000)	(10,000)
Funds from Operations (2)	$1,065,136	$1,037,300	$1,070,700

Funds from Operations per diluted Share	$15.98	$15.54	$16.04

% Change - Funds from Operations	-0.1%	-2.8%	0.4%

Core Funds from Operations (excludes non-core items)	$1,062,740	$1,047,300	$1,080,700

Core Funds from Operations per diluted Share	$15.94	$15.69	$16.19

% Change - Core Funds from Operations	2.2%	-1.6%	1.6%

EPS - Diluted	$10.40	$5.55	$6.05

Weighted average shares outstanding - FFO calculation	66,670	66,750	66,750

(1)	All non-core items are excluded from the 2025 actuals and included in the non-core income and expense section of the FFO reconciliation.
(2)
2026 guidance excludes inestimable projected gain/(loss) on sale of marketable securities, gain/(loss) on early retirement of debt, and promote income until they are realized within the reporting period presented in the report.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Reconciliation of Projected EPS, FFO and Core FFO per diluted share

With respect to the Company’s guidance regarding its projected FFO and Core FFO, which guidance is set forth in the earnings release and on page S-15 of this supplement, a reconciliation of projected net income per share to projected FFO per share and projected Core FFO per share, as set forth in such guidance, is presented in the table below.

		2026 Guidance Range (1)
	Twelve Months
	Ended December 31,	1st Quarter 2026		Full-Year 2026
	2025	Low	High	Low	High
EPS - diluted	$10.40	$1.35	$1.47	$5.55	$6.05
Conversion from GAAP share count	(0.36)	(0.05)	(0.05)	(0.20)	(0.20)
Impairment Loss from unconsolidated co-investments	0.19	-	-	-	-
Depreciation and amortization	9.97	2.50	2.50	10.00	10.00
Noncontrolling interest related to Operating Partnership units	0.35	0.05	0.05	0.19	0.19
Gain on sale of real estate and land	(4.57)	-	-	-	-
FFO per share - diluted	$15.98	$3.85	$3.97	$15.54	$16.04

Tax benefit on unconsolidated technology co-investments	(0.03)	-	-	-	-
Realized and unrealized gains on marketable securities, net	(0.06)	-	-	-	-
Equity income from unconsolidated technology co-investments	(0.10)	-	-	-	-
Loss on early retirement of debt, net	0.01	-	-	-	-
General and administrative and other, net	0.15	0.04	0.04	0.15	0.15
Insurance reimbursements, legal settlements, and other, net	(0.01)	-	-	-	-
Core FFO per share - diluted	$15.94	$3.89	$4.01	$15.69	$16.19

(1)
2026 guidance excludes inestimable projected gain/(loss) on sale of real estate and land, gain/(loss) on sale of marketable securities, gain/(loss) on early retirement of debt, and promote income until they are realized within the reporting period presented in the report.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-15.1

 Data based on Essex Data Analytics forecasts and third-party projections.  Residential Supply: Total supply includes the Company’s estimate of multifamily (“MF”) deliveries of properties with 50+ units and excludes student, senior and 100% affordable housing communities. Multifamily estimates incorporate a methodological enhancement (“delay-adjusted supply”) to reflect the anticipated impact of continued construction delays in Essex markets. Single-family (“SF”) estimates are based on trailing single-family permits.                                         Residential Supply Forecast (1)         Residential Supply Forecast (1)           2025A     2026E  Market     Total MF/SF  Supply  Total Supply as a   % of Stock     Multifamily   Supply  Total MF/SF  Supply  Total Supply as a   % of Stock                       Los Angeles      14,900   0.4%   6,300    12,100   0.3%  Orange County      4,400   0.4%   2,500    5,200   0.5%  San Diego      8,000   0.6%   4,900    7,700   0.6%  Ventura      900   0.3%   600    1,000   0.3%  Southern California      28,200   0.4%   14,300    26,000   0.4%                    San Francisco      1,700   0.2%   900    1,300   0.2%  Oakland      3,200   0.3%   400    2,700   0.3%  San Jose      5,800   0.8%   1,100    3,000   0.4%  Northern California       10,700   0.4%   2,400    7,000   0.3%                          Seattle      13,500   1.0%   4,900    9,300   0.7%                    Total         52,400   0.5%   21,600    42,300   0.4%  ESSEX PROPERTY TRUST, INC.                                MSA Level Supply Forecast: 2025A - 2026E                                                        See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information  S-16

S-16.1

 ESSEX PROPERTY TRUST, INC.                                Components to 2026E Same-Property Revenue Growth                                                        See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information  S-16.1  Our 2026 outlook assumes a muted U.S. labor market with the West Coast modestly outperforming, driven by growth in the technology sector.  We expect similar blended rate growth to 2025 at a midpoint of 2.5%, with lower supply in 2026 offsetting the soft U.S. job growth environment.  Source: Essex  Financial occupancy, concessions, and delinquency not shown as they are expected to be net neutral to year-over-year 2026E same-property revenue growth.  Embedded revenue growth or “earn-in” is the contribution to revenue growth in 2026 from leases signed during 2025. Calculated as annualized scheduled rent at the end of 2025 compared against full-year 2025 scheduled rent. Excludes vacancy, concessions, and delinquency.   (2)  Blended Rate Growth of 2.5% (2.0% to 3.0%)

S-16.2

ESSEX PROPERTY TRUST, INC.

Components to 2026E Core FFO Per Diluted Share

Components to 2026E Core FFO Per Diluted Share
Based on the Midpoint of Guidance
$16.54
$16.34
$16.14
$15.94
+$0.40
2.5%
+$0.20
1.3%
($0.09)
-0.6%
($0.07)
-0.4%
($0.06)
-0.4%
($0.38)
-2.4%
Approximately -1.8%, Net of Reinvestment
Reinvestment Offset Accounted for in
Non Same-Property NOI
2026E Core FFO
per Diluted Share
$15.94
0.0%
Same-Property NOI
Non Same-Property NOI (1)
Interest and Other Income, G&A and Other (2)
Co-Investment FFO, ex. Preferred Equity
Interest Expense, Net
Structured Finance (Preferred & Mezz)
2026E Core FFO Per Share

Source: Essex
1. Includes NOI from commercial properties.
2. Excludes interest income related to the Company's structured finance notes receivables.

 ESSEX PROPERTY TRUST, INC.                                Components to 2026E Core FFO Per Diluted Share                                                        See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information  S-16.2  In 2026, the Company faces its final year of structured finance headwinds, with the strategic reduction of the portfolio behind us.  Excluding the impact from structured finance redemptions, the Company’s Core FFO per diluted share would be $16.23, equating to 1.8% growth.  Source: Essex  Includes NOI from commercial properties.  Excludes interest income related to the Company’s structured finance notes receivables.  (1)  (2)  Approximately -1.8%, Net of Reinvestment Reinvestment Offset Accounted for in   Non Same-Property NOI  2026E Core FFO per Diluted Share   $15.94  0.0%

ESSEX  PROPERTY  TRUST, INC.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Adjusted EBITDAre Reconciliation

The National Association of Real Estate Investment Trusts (“Nareit”) defines earnings before interest, taxes, depreciation and amortization for real estate (“EBITDAre”) (September 2017 White Paper) as net income (computed in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”)) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, impairment write-downs of depreciated operating properties, impairment write-downs of investments in unconsolidated entities caused by a decrease in value of depreciated operating properties within the joint venture and adjustments to reflect the Company’s share of EBITDAre of investments in unconsolidated entities.

The Company believes that EBITDAre is useful to investors, creditors and rating agencies as a supplemental measure of the Company’s ability to incur and service debt because it is a recognized measure of performance by the real estate industry, and by excluding gains or losses related to sales or impairment of depreciated operating properties, EBITDAre can help compare the Company’s credit strength between periods or as compared to different companies.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and is a component of the credit ratio, “Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized,” presented on page S-6, in the section titled “Selected Credit Ratios,” and it is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

Adjusted EBITDAre is an important metric in evaluating the credit strength of the Company and its ability to service its debt obligations.  The Company believes that Adjusted EBITDAre is useful to investors, creditors and rating agencies because it allows investors to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

EBITDAre and Adjusted EBITDAre are not recognized measurements under U.S. GAAP. Because not all companies use identical calculations, the Company’s presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of Net Income available to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below:

(Dollars in thousands)	Three Months Ended December 31, 2025

Net income available to common stockholders	$80,573
Adjustments:
Net income attributable to noncontrolling interest	5,172
Interest expense, net (1)	64,621
Depreciation and amortization	153,265
Income tax provision	43
Impairment loss from unconsolidated co-investment	12,634
Co-investment EBITDAre adjustments	21,780
EBITDAre	338,088

Realized and unrealized losses on marketable securities, net	250
Provision for credit losses	(35)
Equity income from unconsolidated technology co-investments	(547)
Tax expense on unconsolidated technology co-investments	257
General and administrative and other, net	2,141
Insurance reimbursements, legal settlements, and other, net	(19)
Loss on early retirement of debt from unconsolidated co-investments	122
Adjusted EBITDAre	$340,257

(1)	Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.1

ESSEX  PROPERTY  TRUST, INC.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Annualized Turnover

Annualized turnover is defined as the number of apartment homes turned over during the quarter, annualized, divided by the total number of apartment homes.

Financial Occupancy

Financial occupancy is defined as the percentage resulting from dividing actual rental income by total scheduled rental income. Actual rental income represents contractual rental income pursuant to leases without considering delinquency and concessions. Total scheduled rental income represents the value of all apartment homes, with occupied apartment homes valued at contractual rental rates pursuant to leases and vacant apartment homes valued at estimated market rents.

New Lease Net Effective Rate Growth and Renewal Net Effective Rate Growth

New lease net effective rate growth and renewal net effective rate growth represent the percentage change in similar term lease tradeouts, including the impact of leasing incentives.

Disposition Yield

Net operating income that the Company anticipates giving up in the next 12 months less an estimate of property management costs allocated to the project divided by the gross sales price of the asset.

Acquisition Yield

Net operating income that the Company expects to achieve in the next 12 months less an estimate of property management costs allocated to the project and less an estimate for capital expenditures per unit divided by the gross sales price of the asset.

Encumbered

Encumbered means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

Funds From Operations (“FFO”) and Core FFO

FFO, as defined by Nareit, is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and land and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results.

FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. GAAP and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the Nareit definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the Nareit definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The reconciliations of FFO and Core FFO per diluted share are detailed on page S-3 in the section titled “Consolidated Funds From Operations”.

Interest Expense, Net

Interest expense, net is presented on page S-1 in the section titled “Consolidated Operating Results”. Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges and is presented in the table below:

	Three Months Ended		Twelve Months Ended
(Dollars in thousands)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Interest expense	$65,749	$61,244	$258,404	$235,529
Adjustments:
Total return swap income	(1,128)	(867)	(4,729)	(3,099)
Interest expense, net	$64,621	$60,377	$253,675	$232,430

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.2

ESSEX  PROPERTY  TRUST, INC.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Net Indebtedness Divided by Adjusted EBITDAre

This credit ratio is presented on page S-6 in the section titled “Selected Credit Ratios.” This credit ratio is calculated by dividing net indebtedness by Adjusted EBITDAre, as annualized based on the most recent quarter, and adjusted for estimated net operating income from properties acquired or disposed of during the quarter. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company’s ability to service debt obligations to that of other companies. Net indebtedness is total debt, net less unamortized premiums, discounts, debt issuance costs, unrestricted cash and cash equivalents, and marketable securities. The reconciliation of Adjusted EBITDAre is set forth in “Adjusted EBITDAre Reconciliation” on page S-17.1 The calculation of this credit ratio and a reconciliation of net indebtedness to total debt at pro rata share for co-investments, net is presented in the table below:

(Dollars in thousands)	December 31, 2025

Total consolidated debt, net	$6,800,269
Total debt from co-investments at pro rata share	1,004,390
Adjustments:
Consolidated unamortized premiums, discounts, and debt issuance costs	36,802
Pro rata co-investments unamortized premiums, discounts, and debt issuance costs	4,218
Consolidated cash and cash equivalents-unrestricted	(76,241)
Pro rata co-investment cash and cash equivalents-unrestricted	(29,451)
Marketable securities	(98,070)
Net Indebtedness	$7,641,917

Adjusted EBITDAre, annualized (1)	$1,361,028
Other EBITDAre normalization adjustments, net, annualized (2)	2,222
Adjusted EBITDAre, normalized and annualized	$1,363,250

Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized	5.6

(1)	Based on the amount for the most recent quarter, multiplied by four.
(2)	Adjustments made for properties in lease-up, acquired, or disposed during the most recent quarter and other partial quarter activity, multiplied by four.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations

NOI and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities.

In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented:

	Three Months Ended		Twelve Months Ended
(Dollars in thousands)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Earnings from operations	$152,136	$304,496	$899,316	$703,095
Adjustments:
Corporate-level property management expenses	12,284	11,877	49,052	46,208
Depreciation and amortization	153,265	148,435	607,542	580,220
Management and other fees from affiliates	(2,303)	(2,416)	(9,381)	(10,265)
General and administrative	20,441	31,528	71,948	98,902
Expensed acquisition and investment related costs	-	4	25	72
Gain on sale of real estate and land	-	(175,583)	(299,524)	(175,583)
NOI	335,823	318,341	1,318,978	1,242,649
Less: Non-same property NOI	(44,606)	(37,870)	(168,608)	(128,084)
Same-Property NOI	$291,217	$280,471	$1,150,370	$1,114,565

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.3

ESSEX  PROPERTY  TRUST, INC.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Public Bond Covenants

Public Bond Covenants refer to certain covenants set forth in instruments governing the Company’s unsecured indebtedness. These instruments require the Company to meet specified financial covenants, including covenants relating to net worth, fixed charge coverage, debt service coverage, the amounts of total indebtedness and secured indebtedness, leverage and certain investment limitations. These covenants may restrict the Company’s ability to expand or fully pursue its business strategies. The Company’s ability to comply with these covenants may be affected by changes in the Company’s operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting it. The breach of any of these covenants could result in a default under the Company’s indebtedness, which could cause those and other obligations to become due and payable. If any of the Company’s indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with these covenants, see “Item 1A: Risk Factors - Risks Related to Our Indebtedness and Financings” in the Company’s annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission (“SEC”).

The ratios set forth on page S-6 in the section titled “Public Bond Covenants” are provided only to show the Company’s compliance with certain specified covenants that are contained in indentures related to the Company’s issuance of Senior Notes, which indentures are filed by the Company with the SEC. See, for example, the indenture and supplemental indenture dated December 12, 2025, filed by the Company as Exhibit 4.1 and Exhibit 4.2 to the Company’s Form 8-K, filed on December 12, 2025. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the indentures filed by the Company with the SEC and may differ materially from similar terms used by other companies that present information about their covenant compliance.

Same-Property Revenue Growth with Concessions on a GAAP basis

	Three Months Ended		Twelve Months Ended
(Dollars in millions)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Reported rental revenue (1)	$414.9	$399.5	$1,643.0	$1,590.4
Straight-line rent impact to rental revenue	0.8	0.9	0.7	0.1
GAAP rental revenue	$415.7	$400.4	$1,643.7	$1,590.5

% change - reported rental revenue	3.8%		3.3%
% change - GAAP rental revenue	3.8%		3.3%

(1)	Same-property rental revenue reflects concessions on a cash basis.

Secured Debt

Secured Debt means debt of the Company or any of its subsidiaries which is secured by an encumbrance on any property or assets of the Company or any of its subsidiaries. The Company’s total amount of Secured Debt is set forth on page S-5.

Unencumbered NOI to Adjusted Total NOI

This ratio is presented on page S-6 in the section titled “Selected Credit Ratios”. Unencumbered NOI means the sum of NOI for those real estate assets which are not subject to an encumbrance securing debt. The ratio of Unencumbered NOI to Adjusted Total NOI for the three months ended December 31, 2025, annualized, is calculated by dividing Unencumbered NOI, annualized for the three months ended December 31, 2025 and as further adjusted for pro forma NOI for properties acquired or sold during the recent quarter, by Adjusted Total NOI as annualized. The calculation and reconciliation of NOI is set forth in “Net Operating Income (“NOI”) and Same-Property NOI Reconciliations” above. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company’s ability to service debt obligations to that of other companies.

The calculation of this ratio is presented in the table below:

(Dollars in thousands)	Annualized Q4 ‘25 (1)

NOI	$1,343,292
Adjustments:
Pro forma NOI from real estate assets sold and/or acquired	8,527
Other, net (2)	(13,707)
Adjusted Total NOI	1,338,112
Less: Encumbered NOI	(92,225)
Unencumbered NOI	$1,245,887

Encumbered NOI	$92,225
Unencumbered NOI	1,245,887
Adjusted Total NOI	$1,338,112

Unencumbered NOI to Adjusted Total NOI	93%

(1)	This table is based on the amounts for the most recent quarter, multiplied by four.
(2)	Includes intercompany eliminations pertaining to self-insurance and other expenses.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.4